SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 18, 2000



                      United Pan-Europe Communications N.V.
               (Exact Name of Registrant as Specified in Charter)

---------------------------------- -------------------------- ------------------

         The Netherlands                   000-25365               98-0191997
 (State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                        Identification #)
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                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                     (Address of Principal Executive Office)


                                (31) 20-778-9840
              (Registrant's telephone number, including area code)


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ITEM 5.         OTHER EVENTS

         On July 18, 2000, United Pan-Europe Communications N.V. ("UPC") and its parent, UnitedGlobalCom, Inc. ("United," and together with UPC, the "United Group"), announced an agreement with Excite@Home pursuant to which UPC's chello broadband subsidiary will merge with Excite@Home's international operations to create Excite chello. Excite chello will be equally owned and jointly controlled by the United Group and Excite@Home.

         In connection with this transaction, Liberty Media Corporation has agreed to invest Euro200 million in Excite chello in the form of a note convertible into Excite chello shares. In addition, Excite@Home and United have each committed to investing Euro100 million in Excite chello. The closing of this transaction is expected to occur by year end, subject to certain regulatory and other approvals.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     Press release, dated July 18, 2000.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 UNITED PAN-EUROPE COMMUNICATIONS N.V.



DATE:  July 21, 2000             By:        /s/ Anton M. Tuijten
                                          ----------------------
                                          Anton M. Tuijten
                                          General Counsel and Member of the
                                             Board of Management

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